EXHIBIT 99.1
News
Release
Contact:      Robert Copple
972-665-1000
>For Immediate Release...
CINEMARK USA, INC. REPORTS RESULTS FOR SECOND QUARTER 2005
     Plano, TX, August 11, 2005 — Cinemark USA, Inc., one of the leaders in the motion picture exhibition industry, today reported results for the three and six months ended June 30, 2005.
     Cinemark USA, Inc.’s revenues for the three months ended June 30, 2005 decreased 7.9% to $253.0 million from $274.6 million for the three months ended June 30, 2004. The decrease was primarily related to a 16.0% decrease in attendance partially offset by an 8.2% increase in average ticket price. Operating income for the three months ended June 30, 2005 was $31.9 million compared with operating income of $49.6 million, excluding stock option compensation and change of control expenses of $32.0 million recorded as a result of the Recapitalization of the Company’s parent, Cinemark, Inc. (“the Recapitalization Charges”) for the three months ended June 30, 2004. Earnings before interest, taxes, depreciation, amortization, the Recapitalization Charges and other non-cash expenditures (“Adjusted EBITDA”) for the three months ended June 30, 2005 decreased to $52.4 million from $66.8 million for the three months ended June 30, 2004. The Company’s Adjusted EBITDA margin was 20.7% for the three months ended June 30, 2005. Net income for the three months ended June 30, 2005 was $14.5 million compared to net income of $21.0 million for the three months ended June 30, 2004, excluding the Recapitalization Charges net of taxes.
     For the six months ended June 30, 2005, revenues decreased 3.4% to $490.7 million from $508.2 million for the six months ended June 30, 2004. The decrease was primarily related to a 10.3% decrease in attendance partially offset by a 6.8% increase in average ticket price. The Company’s operating income for the six months ended June 30, 2005 was $61.2 million compared with operating income of $82.2 million for the six months ended June 30, 2004, excluding the Recapitalization Charges. Adjusted EBITDA for the six months ended June 30, 2005 decreased to $101.5 million from $117.5 million for the six months ended June 30, 2004. The Company’s Adjusted EBITDA margin was 20.7% for the six months ended June 30, 2005. Net income for the six months ended June 30, 2005 was $26.5 million compared to net income of $31.0 million for the six months ended June 30, 2004, excluding the Recapitalization Charges net of taxes.
     Cinemark USA, Inc. continues to be a leader in the development of stadium seating multiplex theatres. During the six months ended June 30, 2005, the Company opened ten new theatres with a total of 78 screens. On June 30, 2005, the Company’s aggregate screen count was 3,239, with screens in the United States, Canada, Mexico, Argentina, Brazil, Chile, Ecuador, Peru, Honduras, El Salvador, Nicaragua, Costa Rica, Panama and Colombia. As of June 30, 2005, the Company had signed commitments to open nine new theatres with 105 screens by the end of 2005. The Company also has signed commitments to open 17 new theatres with 205 screens subsequent to 2005.
     The Company intends that this press release be governed by the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 (the “PSLR Act”) with respect to statements that may be deemed to be forward-looking statements under the PSLR Act. Such forward-looking statements may include, but are not limited to, the Company and any of its subsidiaries’ long-term theatre strategy. Actual results could differ materially from those indicated by such forward-looking statements due to a number of factors.
     The Company, headquartered in Plano, TX, has a website at www.cinemark.com where customers can view showtimes and purchase tickets.

Cinemark USA, Inc.
Financial and Operating Summary
(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Statement of Income data (1):

Theatre revenues	$253,027	$274,616	$490,708	$508,241

Film rentals and advertising	88,348	94,493	167,249	173,171
Concession supplies	12,650	14,371	24,395	26,360
Facility lease expense	25,442	26,683	49,725	50,672
Other theatre operating expenses	62,628	59,504	124,698	116,701
General and administrative expenses	12,210	13,191	24,505	24,991
Stock option compensation and change of control expenses related to the Recapitalization	—	31,995	—	31,995
Depreciation, amortization and impairment of long-lived assets	19,667	16,840	38,147	34,705
(Gain) loss on sale of assets and other	150	(40)	838	(553)

Total costs and expenses	221,095	257,037	429,557	458,042

Operating Income	31,932	17,579	61,151	50,199

Interest expense (2)	11,632	11,183	22,899	23,649
Other (income) expense	(4)	6,986	(746)	7,755

Income from continuing operations before income taxes (benefit)	20,304	(590)	38,998	18,795
Income taxes (benefit)	5,837	(586)	12,478	7,300

Income from continuing operations	14,467	(4)	26,520	11,495

Income (loss) from discontinued operations, net of taxes	—	1,364	—	(201)

Net income	$14,467	$1,360	$26,520	$11,294

Other Financial Data (1):
Adjusted EBITDA (3)	$52,424	$66,829	$101,516	$117,495
Adjusted EBITDA margin	20.7%	24.3%	20.7%	23.1%

Other Operating Data (1):
Domestic Attendance (patrons)	26,463	30,237	51,396	56,027
International Attendance (patrons)	13,911	17,809	29,004	33,600

Worldwide Attendance (patrons)	40,374	48,046	80,400	89,627

	As of	As of
	June 30,	December 31,
Balance Sheet Data:	2005	2004
Cash and cash equivalents	$138,825	$100,228
Theatre properties and equipment, net	793,533	785,595
Total assets	1,053,911	1,001,565
Long-term debt, including current portion	622,874	626,943
Shareholder’s equity	217,515	168,835

Reconciliation of Adjusted EBITDA (unaudited)
(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Net income	$14,467	$1,360	$26,520	$11,294
Income taxes (benefit)	5,837	(586)	12,478	7,300
Interest expense (2)	11,632	11,183	22,899	23,649
Other (income) expense	(4)	6,986	(746)	7,755
(Income) loss from discontinued operations, net of taxes	—	(1,364)	—	201

Operating income	31,932	17,579	61,151	50,199
Add: Depreciation, amortization and impairment of long-lived assets	19,667	16,840	38,147	34,705
Add: (Gain) loss on sale of assets and other	150	(40)	838	(553)
Add: Amortized compensation — stock options (4)	—	—	—	145
Add: Deferred lease expenses (5)	675	455	1,380	1,004
Add: Stock option compensation and change of control expenses related to the Recapitalization	—	31,995	—	31,995

Adjusted EBITDA (3)	$52,424	$66,829	$101,516	$117,495

(1)	Statement of income data, other financial data and other operating data exclude the results of the Company’s two United Kingdom theatres and eleven Interstate theatres for all periods presented, as these theatres were sold during 2004. The results of operations for these theatres are presented as discontinued operations.

(2)	Includes amortization of debt issue costs and excludes capitalized interest.

(3)	Adjusted EBITDA as calculated in the chart above represents net income before income taxes (benefit), interest expense, other (income) expense, (income) loss from discontinued operations, depreciation, amortization and impairment of long-lived assets, (gain) loss on sale of assets and other, accrued and unpaid compensation expense relating to any stock option plans, changes in deferred lease expense, and stock option compensation and change of control expenses related to the Recapitalization. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income or operating income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. The calculation of Adjusted EBITDA is consistent with the definition of EBITDA in our senior subordinated notes indentures. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

(4)	Non-cash expense included in general and administrative expenses.

(5)	Non-cash expense included in facility lease expense.
For more information contact:
Robert Copple, Chief Financial Officer
(972) 665-1000